Exhibit 99

                     MONEY MARKET AUTO LOAN TRUST 1990-1
                 STATEMENT OF ASSETS, LIABILITIES AND EQUITY
                           (in millions of dollars)

                                                                  June 30,
                                                            -------------------
                                                             1995         1994
                                                            ------       ------
                                                                (unaudited)
ASSETS

Short-term Investments (Note 2)                             $160.1       $108.9

Receivables (Note 4)                                         538.1        652.1
                                                            ------       ------

TOTAL ASSETS                                                $698.2       $761.0
                                                            ======       ======



LIABILITIES AND EQUITY

Amounts Held for Future Distribution (Note 2)               $160.1       $108.9

Asset Backed Certificates (Notes 4 and 5)                    538.1        652.1
                                                            ------       ------

TOTAL LIABILITIES AND EQUITY                                $698.2       $761.0
                                                            ======       ======



See Notes to Financial Statements.

                     MONEY MARKET AUTO LOAN TRUST 1990-1
                 STATEMENT OF CASH RECEIPTS AND DISBURSEMENTS
                           (in millions of dollars)

                                                             Six Months Ended
                                                                  June 30,
                                                            -------------------
                                                             1995         1994
                                                            ------       ------
                                                                (unaudited)
CASH RECEIPTS

Collections of future distributions                         $ 50.0       $   --

Collections of Interest                                       28.3       $ 20.9
                                                            ------       ------

TOTAL CASH RECEIPTS                                           78.3         20.9
                                                            ------       ------


CASH DISBURSEMENTS

Distribution of Interest                                      25.0         17.8

Servicer Fees                                                  2.5          2.5
                                                            ------       ------

TOTAL CASH DISBURSEMENTS                                      27.5         20.3
                                                            ------       ------

CASH RECEIPTS IN EXCESS OF CASH DISBURSEMENTS                 50.8          0.6

SHORT-TERM INVESTMENTS AT BEGINNING OF PERIOD                109.3        108.3
                                                            ------       ------

SHORT-TERM INVESTMENTS AT END OF PERIOD                     $160.1       $108.9
                                                            ======       ======



See Notes to Financial Statements.

                     MONEY MARKET AUTO LOAN TRUST 1990-1
                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than generally accepted accounting principles.


NOTE 2 - SHORT-TERM INVESTMENTS

Chrysler Credit Corporation (the "Servicer"), is required to remit collections within two business days of receipt to one or more accounts in the name of the Trustee. On a daily basis, all funds remitted are invested by Money Market Auto Loan Trust 1990-1 (the "Trust"). The funds remain invested until distributed.


NOTE 3 - RELATED PARTIES

Chrysler Auto Receivables Company ("CARCO") and the Servicer are wholly-owned subsidiaries of Chrysler Financial Corporation.


NOTE 4 - SALE OF CERTIFICATES

In October 1990, the Trust acquired wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements with automobile dealers to finance their automobile and light truck inventory, collections on the Receivables and certain other property from CARCO and issued Floating Rate Renewable Auto Loan Asset Backed Certificates in exchange therefor (the "Certificates").

Receivables in excess of investors certificates outstanding at June 30, 1995 and 1994, are represented by Certificates issued to CARCO.


NOTE 5 - PRINCIPAL AND INTEREST PAYMENTS

Interest with respect to the Certificates is payable on the fifteenth day of each month (or if such day is not a business day, on the next succeeding business day) (each, a "Distribution Date"), commencing on November 15, 1990. The per annum rate of interest with respect to the Certificates for each monthly interest period will be set on the business day immediately preceding the first day of such interest period and will be the Commercial Paper Rate (as defined in the related prospectus) plus 0.175% subject to the limitations described in the related prospectus. Principal is payable on each Certificate monthly on each Distribution Date commencing on the third Distribution Date unless the revolving period with respect to such Certificate is automatically extended. The holder of each Certificate, except those held by CARCO (see Note 4), will have the option to elect not to extend the revolving period with respect to such Certificate by delivering an election notice during a specified period in each month. If the Certificateholder does not so elect, the revolving period

                     MONEY MARKET AUTO LOAN TRUST 1990-1
                        NOTES TO FINANCIAL STATEMENTS


NOTE 5 - PRINCIPAL AND INTEREST PAYMENTS (Continued)

will be automatically extended from month to month. Principal payments on each Certificate will be in a controlled distribution amount, except under certain limited circumstances, and the maturity date of each Certificate will be the tenth Distribution Date on which principal is payable on such Certificate. Distributions of principal will in any event commence no later than the July 1995 Distribution Date and may commence earlier upon the occurrence of certain early amortization events. No principal distributions were made by the Trust in the first six months of 1995 or 1994.


NOTE 6 - FEDERAL INCOME TAXES

The Certificates, in the opinion of outside legal counsel, will not be characterized as debt of CARCO for federal income tax purposes.
Certificateholders will be subject to income tax on interest earned with respect to the Certificates.


NOTE 7 - TRUST AMENDMENTS

Beginning on October 26, 1993, CARCO solicited consents of the registered holders of the Floating Rate Renewable Auto Loan Asset Backed Certificates (the "Investor Certificates") (the "Investor Certificateholders") at the close of business on October 22, 1993 (the "Record Date") to the execution and delivery of two proposed amendments ("Amendment One" and "Amendment Two", respectively, and, together, the "Amendments") amending the Pooling and Servicing Agreement dated as of October 1, 1990 among CARCO, as Seller, Credit, as Servicer, and The Fuji Bank and Trust Company, as Trustee, and previously amended as of June 29, 1992 (as so amended, the "Agreement"). Amendment One would have added the mechanism of an "Excess Funding Account" to the Agreement, the effect of which is, generally, to avoid an Early Amortization Event (as defined in the Agreement) due to a decrease in the amount of the Receivables in the Trust and therefore avoid the commencement of the amortization of the Investor Certificates that was not voluntarily elected by the Investor Certificateholders. Amendment Two would have changed the method of removing Receivables from the Trust to a method that is administratively easier.

Approval of an amendment requires the consent (the "Consent") of the holders of Investor Certificates representing not less than 66 2/3% of the undivided interest in the Trust represented by the Investor Certificates (the "Certificateholders' Interest"). As Consents to such Amendments were timely obtained from the requisite Investor Certificateholders as of the Record Date, an amendment was entered into putting into effect the Amendments.